UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 4, 2004


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                              CONTACTS: 408-995-5115
                                        Media Relations: Katherine Potter, x1168
                                         Investor Relations: Rick Barraza, x1125


              Calpine Announces Offerings to Refinance CCFC II Debt

     (SAN JOSE, Calif.), /PR Newswire - FirstCall/ Feb. 4, 2004 -- Calpine Corporation (NYSE: CPN) today announced that its wholly owned subsidiary Calpine Generating Company, LLC (CalGen), formerly Calpine Construction Finance Company II, LLC (CCFC II), intends to commence offerings of approximately $2.3 billion of secured term loans and secured notes. The offerings will include approximately $1.3 billion of non-recourse First Priority Secured Institutional Term Loans and approximately $1.0 billion of non-recourse Second Priority Secured Notes. The final principal amounts of the two offerings, and their respective maturity dates, will be determined by market conditions.

     CalGen intends to use the net proceeds from the offerings to refinance amounts outstanding under the $2.5 billion CCFC II credit facility, which matures in November 2004. Current outstanding indebtedness and letters of credit under the CCFC II credit facility total approximately $2.3 billion. CalGen also expects to establish a $200 million, three-year revolving credit facility, which is expected to be used for, among other things, the costs to complete CalGen's power generation facilities that are still under construction.

     CalGen and its wholly owned subsidiaries will own 14 power generating facilities located throughout the United States, 11 of which are in commercial operation and 3 of which are in advanced stages of construction. The term loans, secured notes and revolving credit facility described above will in each case be secured, through a combination of stock pledges and direct asset liens, by CalGen's power generating facilities and related assets, and the lenders' recourse will be limited to such security. It is anticipated that the holders of the term loans and the revolving credit lenders will share a first-priority security position. The holders of the secured notes will receive a second-priority security position. None of the indebtedness will be guaranteed by Calpine Corporation.

     The First Priority Secured Institutional Term Loans will be placed in the institutional term loan market. The Second Priority Secured Notes will be offered in a private placement under Rule 144A, have not been registered under the Securities Act of 1933, and may not be offered in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy. Securities laws applicable to private placements under Rule 144A limit the extent of information that can be provided at this time.




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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  February 4, 2004